                       LETTER OF CREDIT FACILITY AGREEMENT

     THIS LETTER OF CREDIT FACILITY AGREEMENT (the "Agreement") is made and entered into this 1st day of December 1993 by and between SANWA BANK CALIFORNIA (the "Bank") and ZENITH INSURANCE COMPANY (the "Borrower").


                                    SECTION I
                                AGREEMENT TO LEND

     1.01 COMMITMENT TO LEND. Subject to the terms and conditions of this Agreement and so long as no Event of Default occurs, the Bank agrees to extend to the Borrower the credit accommodations that follow.

     1.02 LETTER OF CREDIT FACILITY. The Bank agrees to issue standby letters of credit (each a "Letter of Credit") on behalf of the Borrower upon the Borrower's application therefor which application shall be in the Bank's standard form and to which an attachment in the form of Exhibit "A" (or in such form as the parties mutually agree) may at Borrower's option be attached [the "Application"]. At no time, however, shall the total available amount of all Letters of Credit outstanding (plus any unpaid draws paid by the Bank) exceed the sum of $3,000,000; provided that any sums repaid hereunder may be reborrowed. Each Letter of Credit shall be in form and substance satisfactory to the Bank, provided that the Bank may refuse to issue a Letter of Credit due to the nature of the transaction or its terms or in connection with any transaction where the Bank, due to the beneficiary or the nationality or residence of the beneficiary, would be prohibited by any applicable law, regulation or order from issuing such Letter of Credit.

     1.03 LETTER OF CREDIT FEES; COSTS The Borrower hereby agrees to pay to the Bank on the date of issuance and each calendar quarter thereafter (in advance), a Letter of Credit Fee in the amount of .25% per quarter of the face amount of each Letter of Credit outstanding and upon the Bank's request, the Borrower shall promptly pay to the Bank issuance fees and such other fees, commissions, costs and any out-of-pocket expenses charged or incurred by the Bank with respect to any Letter of Credit. The Letter of Credit Fee and other costs and fees, where applicable, shall be computed on the basis of 360 days per year, but charged on the actual number of days elapsed.

     1.04 INDEMNIFICATION. In the event that the Bank agrees to issue any Letter of Credit wherein the Letter of Credit is subject to and governed by the laws of a state other than the State of California and the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce Publication No. 400 or subsequent revisions ("UCP 400") and, further providing that in the event of any conflict between the laws of a state other than the State of California and UCP 400, the laws of the state other than the State of California will control, the Borrower hereby indemnifies and holds the Bank, including, without limitation, its directors, officers, agents, employees, successors and assigns, harmless from and against any and all liability, loss, claims, demands, causes of action, judgments, damages and expenses, including without limitation, reasonable attorneys fees, in connection with the Bank making: (i) any payment pursuant to the Letter of Credit where such payment is legal, authorized or otherwise appropriate under the other state's version of the Uniform Commercial Code or UCP 400 (ii) any payment after the expiry date of the Letter of Credit where a draw was made prior to the expiry date which the Bank did not honor but which the Bank or any court or other finder of fact determines should have been honored.

          In the event that the Bank agrees to issue any Letter of Credit wherein: (a) the Bank agrees to make payment to any successor by operation of law of the named beneficiary including, without limitation, any liquidator, rehabilitator, receiver or conservator; and (b) the Bank agrees to make payment following the expiration of the Letter of Credit during an interruption of business as described in Article 19 of UCP 400 or Article 17 of the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 ("UCP 500") if the Letter of Credit is drawn against within 30 days after the resumption of business, the Borrower hereby indemnifies and holds the Bank harmless including, without limitation, its directors, officers, agents, employees, successor and assigns , from and against any and all liability, loss, claims, demands, causes of action, judgments, damages and expenses, including without limitation, reasonable attorney fees, in connection with the Bank making payment to any successor in interest, liquidator, rehabilitator, receiver or conservator of the beneficiary or any party that purports to be any successor in interest, liquidator, rehabilitator, receiver or conservator of the beneficiary and in connection with any payment made after the expiration date of the Letter of Credit as a result of interruption of business as described in Article 19 of UCP 400 or Article 17 of UCP 500.

     1.05 REPAYMENT OF DRAWINGS. The Borrower hereby promises and agrees to pay to the Bank immediately upon the Bank's demand, the amount of each drawing under each Letter of Credit issued hereunder (each, a "Drawing").

     1.06 EXPIRATION DATE. Unless earlier terminated in accordance with the terms of this Agreement, the commitment by the Bank to issue Letters of Credit shall automatically terminate on December 31, 1994 (the "Expiration Date") and no Letter of Credit shall expire on a date which is after the Expiration Date.


                                   SECTION II
                              CONDITIONS PRECEDENT

     2.01 CONDITIONS PRECEDENT TO FIRST LETTER OF CREDIT. Prior to issuance of the first Letter of Credit hereunder, the Borrower shall deliver or cause to be delivered to the Bank, in form and substance satisfactory to the Bank, evidence relating to the duly given approval and authorization of the execution, delivery and performance of this Agreement, all other documents, instruments and agreements required under this Agreement and all other actions to be taken by the Borrower hereunder or thereunder.

     2.02 CONDITIONS PRECEDENT TO EACH LETTER OF CREDIT. The obligation of the Bank to issue each Letter of Credit (including the first Letter of Credit) is subject to the further conditions precedent that, as of the date of the issuance of each Letter of Credit and thereafter:

          A. REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth below and in any other document, instrument, agreement or certificate delivered to the Bank hereunder are true and correct.

          B. EVENT OF DEFAULT. No event has occurred and is continuing which constitutes, or, which with the lapse of time or giving of notice or both, would constitute an Event of Default as defined below.

          C. APPLICATION. The Borrower shall deliver to the Bank no later than 10:00 a.m. one day prior to the day such Letter of Credit is to be issued, a duly executed form of the Application.

          D. MISCELLANEOUS DOCUMENTS. Such other documents and opinions as the Bank may reasonably require with respect to the transactions described in this Agreement.

     For the purposes hereof, the Borrower's delivery to the Bank of an Application shall be deemed to constitute the Borrower's representation and warranty that the statements set forth in Section 2.02A and 2.02B above are true and correct.


                                   SECTION III
                         REPRESENTATIONS AND WARRANTIES

     The Borrower hereby makes the following representations and warranties to the Bank, which representations and warranties are continuing:

     3.01 STATUS. The Borrower is a corporation duly organized and validly existing under the laws of the State of California, and is properly licensed, qualified to do business and in good standing in, and, where necessary to maintain the Borrower's rights and privileges, has complied with the fictitious name statute of, every jurisdiction in which the Borrower is doing business.

     3.02 AUTHORITY. The execution, delivery and performance by the Borrower of this Agreement and any documents referred to or required hereunder have been duly authorized and do not and will not: (i) violate any provision of any law, rule, regulation, writ, judgment or injunction presently in effect materially affecting the Borrower; (ii) result in a material breach of or constitute a material default under any material agreement to which the Borrower is a party or by which it or its properties may be bound or affected; or (iii) require any consent or approval of its stockholders or violate any provision of its articles of incorporation or by-laws.

     3.03 LEGAL EFFECT. This Agreement constitutes, and any document, instrument or agreement required hereunder when delivered will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

     3.04 FINANCIAL STATEMENTS. All financial statements, information and other data which may have been or which may hereafter be submitted by the Borrower to the Bank are true, accurate and correct and have been or will be prepared in accordance with generally accepted accounting principles consistently applied (or, as appropriate, in accordance with statutory accounting practices) and accurately represent the Borrower's financial condition or, as applicable, the other information disclosed therein. Since the most recent submission of any such financial statement, information or other data to the Bank, the Borrower represents and warrants that no material adverse change in the Borrower's financial condition or operations have occurred which have not been fully disclosed to the Bank in writing.

     3.05 LITIGATION. Except as have been disclosed to the Bank in writing, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Borrower's properties before any court or administrative agency which, if determined adversely to the Borrower, would have a material adverse effect on the Borrower's financial condition or operations.

     3.06 TITLE TO ASSETS; PERMITTED LIENS. The Borrower has title to all of its assets subject only to security interests, encumbrances, liens or claims of any third person as follows: (i) liens and security interests securing indebtedness owed by the Borrower to the Bank; (ii) liens for taxes, assessments or similar charges either not yet due and payable or being duly contested in good faith; (iii) liens of mechanics, materialmen, warehousemen or other like liens arising in the ordinary course of business and securing obligations which are not delinquent; (iv) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Bank in writing; (v) purchase money liens or purchase money security interests upon or in any property acquired or held by the Borrower in the ordinary course of business to secure indebtedness outstanding on the date hereof or permitted to be incurred hereunder; and (vi) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the value of the Borrower's assets (collectively "Permitted Liens").

     3.07 GOVERNMENTAL APPROVALS. The Borrower has obtained all permits and approvals from the California Department of Insurance and any other state regulatory authority that may be required to conduct its business as presently conducted.

     3.08 ERISA. If the Borrower has a pension, profit sharing or retirement plan subject to the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder ("ERISA"), such plan has been and will continue to be funded in accordance with its terms and otherwise complies with and continues to comply with the requirements of ERISA.

     3.09 TAXES. The Borrower has filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than taxes which are not currently due or those which are being duly contested in good faith.


                                   SECTION IV
                                    COVENANTS

     The Borrower covenants and agrees that, during the term of this Agreement, and so long thereafter as the Borrower is indebted to the Bank under this Agreement, the Borrower shall, unless the Bank otherwise consents in writing:

     4.01 PRESERVATION OF EXISTENCE; COMPLIANCE WITH APPLICABLE LAWS. Borrower shall maintain and preserve its existence and all rights and privileges now enjoyed; not liquidate or dissolve, merge or consolidate into an entity (which would be the survivor) and conduct its business in accordance with all applicable laws, rules and regulations.

     4.02 MAINTENANCE OF INSURANCE. Maintain insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates and maintain such other insurance and coverages as may be required by the Bank.

     4.03 PAYMENT OF OBLIGATIONS AND TAXES. Make timely payment of all assessments and taxes and all of its liabilities and obligations unless the same are being contested in good faith.

     4.04 INSPECTION RIGHTS. At any reasonable time and from time to time permit the Bank or any representative thereof to examine and make copies of the pertinent records and visit the properties of the Borrower and to discuss the business and operations of the Borrower with the President and Chairman of the Board, Executive Vice President, Vice President Finance, Treasurer, Assistant Treasurer, or those employees designated by them. If the Borrower now or at any time hereafter maintains any records (including, but not limited to, computer generated records and computer programs for the generation of such records) in the possession of a third party, the Borrower hereby agrees to notify such third party to permit the Bank free access to such pertinent records at all reasonable times and to provide the Bank with copies of any pertinent records it may request, all at the Borrower's expense, the amount of which shall be payable immediately upon demand.

     4.05 REPORTING REQUIREMENTS. Deliver or cause to be delivered to the Bank in form and detail satisfactory to the Bank:

     A. Annual Statements. Not later than 95 days after the end of each of the fiscal years of Zenith National Insurance Corp., a copy of the audited consolidated annual financial report of Zenith National Insurance Corp. for such year.

     B. Quarterly Statements. Not later than 50 days after the end of the first three quarters of each fiscal year of Zenith National Insurance Corp., Zenith National Insurance Corp.'s consolidated financial statement as of the end of such quarter.

     C. Triennial Audit. Not later than 30 days after Borrower receives it, a copy of its triennial audit and the triennial audit of CalFarm Insurance Company, and ZNAT Insurance Company prepared by the Department of Insurance.

     D. Statutory Statements. Not later than 30 days after its submission to the Department of Insurance, the annual and quarterly statutory statements of the Borrower, CalFarm Insurance Company and ZNAT Insurance Company.

     E. Compliance Certificate. Not later than 50 days after the end of the first three fiscal quarters and 95 days after the end of each fiscal year of the Borrower, a certificate signed by the President and Chairman of the Board stating that the statements set other in Section 2.02A and 2.02B herein are true as of the date of such certificate.

     F. Other Information. Promptly upon the Bank's request, such other information pertaining to the Borrower as the Bank may reasonable request.

     4.06 CORPORATE RATING. Maintain at all times an A.M. Best rating no lower than B+.

     4.07 LIENS AND ENCUMBRANCES. Borrower shall not create, assume or permit to exist any security interest, encumbrance, mortgage, deed of trust or other lien (including, but not limited to, a lien of attachment, judgment or execution) affecting any of the Borrower's properties, nor execute or allow to be filed any financing statement or continuation thereof affecting any of such properties, except for Permitted Liens or as otherwise provided in this Agreement.

     4.08 TRANSFER ASSETS. Not sell, contract for sale, transfer, convey, assign, lease or sublet any of its assets except in the ordinary course of business as presently conducted by the Borrower and except for real property, and then, only for full, fair and reasonable consideration.

     4.09 CHANGE IN THE NATURE OF BUSINESS. Not make any material change in its corporate structure or in the nature of its business as existing or conducted as of the date of this Agreement.

     4.10  FINANCIAL CONDITION.  Maintain at all times:

     A. MAXIMUM TOTAL INDEBTEDNESS. The aggregate debt of the Borrower and its subsidiaries, including the aggregate available amount of all Letters of Credit outstanding (plus any unpaid draws paid by the Bank), shall not exceed at any time the sum of $20,000,000.00.

     The term "debt" shall mean, at any date, the aggregate amount of, without duplication, (a) all obligations of the Borrower for borrowed money from banks,
(b) all obligations of the Borrower evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of the Borrower to pay the deferred purchase price of property or services, (d) all capitalized lease obligations of the Borrower, (e) all obligations or liabilities of others secured by a lien on any asset of the Borrower, whether or not such obligation or liability is assumed, and (f) any other obligations or liabilities which are required by generally accepted accounting principles to be shown as debt on the balance sheet of the Borrower.

     B. MAXIMUM NET PREMIUMS WRITTEN TO POLICYHOLDERS' SURPLUS. The Borrower and its subsidiaries shall maintain a consolidated ratio of net premiums written to policyholders' surplus of not more than 3:1.

     C. MINIMUM CONSOLIDATED POLICYHOLDERS' SURPLUS. The minimum consolidated statutory policyholders' surplus of the Borrower, CalFarm Insurance Company and ZNAT Insurance Company shall be no less than $125,000,000.00.

     4.11 KEY EMPLOYEE. Continue to employ Stanley R. Zax as its President and Chairman of the Board.

     4.12 NOTICES. Give prompt written notice to the Bank of any and all (i) Events of Default; (ii) litigation, arbitration or administrative proceedings to which the Borrower is a defendant and in which the claim or liability exceeds $15,000,000 and (iii) other matters which have resulted or might result in, a material adverse change in the financial conditions or business operations of the Borrower.

     4.13 OTHER AGREEMENTS. Except to the extent permitted hereunder, not commit, do or fail to commit or do any act or thing which constitutes or, with the giving of notice or lapse of time or both, would constitute an Event of Default.

     4.14 REIMBURSE FEES, ETC. Promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirement or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to any Letter of Credit.


                                    SECTION V
                                EVENTS OF DEFAULT

     Any one or more of the following described events shall constitute an event of default (an "Event of Default") under this Agreement:

     5.01 NON-PAYMENT. The Borrower shall fail to pay any payment of principal or interest or any other sum referred to in this Agreement within five (5) business days after notice from the Bank that the same is past due.

     5.02 PERFORMANCE UNDER THIS AND OTHER AGREEMENTS. The Borrower shall fail in any material respect to perform or observe any term, covenant or agreement contained in this Agreement or in any document, instrument or agreement evidencing or relating to borrowed money owed to the Bank by the Borrower, including Letter of Credit obligations, and any such failure (exclusive of the payment of money to the Bank under this Agreement or under any other document, instrument or agreement evidencing or relating to borrowed money owed to the Bank by the Borrower, including Letter of Credit obligations, which failure shall constitute and be an Event of Default if not paid within five (5) business days after notice from the Bank that the same is past due) shall continue for more than 30 days after written notice from the Bank to the Borrower of the existence and character of such Event of Default or should the default require more than thirty (30) days to correct, the Borrower does not commence corrective action within the thirty (30) days and actively pursue such corrective action.

     5.03 REPRESENTATIONS AND WARRANTIES; FINANCIAL STATEMENTS. Any representation or warranty made by the Borrower under or in connection with this Agreement or any financial statement given by the Borrower or any Guarantor shall prove to have been incorrect in any material respect when made or given or when deemed to have been made or given.

     5.04 INSOLVENCY. The Borrower shall: (i) become insolvent or be unable to pay its debts as they mature; (ii) make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties or assets; (iii) file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors; (iv) file an answer admitting the material allegations of an involuntary petition relating to bankruptcy or reorganization or join in any such petition; (v) become or be adjudicated a bankrupt; (vi) apply for or consent to the appointment of, or consent that an order be made, appointing any receiver, custodian or trustee for itself or any of its properties, assets or businesses; or (vii) any receiver, custodian or trustee shall have been appointed for all or a substantial part of its properties, assets or businesses and shall not be discharged within 30 days after the date of such appointment.

     5.05 EXECUTION. Any writ of execution or attachment or any judgment lien shall be issued against any property of the Borrower and shall not be discharged or bonded against or released within 30 days after the issuance or attachment of such writ or lien.

     5.06 SUSPENSION. The Borrower shall voluntarily suspend the transaction of business or allow to be suspended, terminated, revoked or expired any permit, license or approval of any governmental body necessary to conduct the Borrower's business as now conducted.

     5.07 CHANGE IN OWNERSHIP. There shall occur a sale, transfer, disposition or encumbrance (whether voluntary or involuntary), or an agreement shall be entered into to do so, with respect to more than 10% of the issued and outstanding capital stock of the Borrower.


                                   SECTION VI
                               REMEDIES ON DEFAULT

     Upon the occurrence of any Event of Default, the Bank may, at its sole election, without demand and upon only such notice as may be required by law:

     6.01 ACCELERATION. Declare any or all of the Borrower's indebtedness owing to the Bank, whether under this Agreement or under any other document, instrument or agreement for borrowed money, immediately due and payable, whether or not otherwise due and payable.

     6.02 CEASE EXTENDING CREDIT. Cease issuing Letters of Credit for the account of the Borrower under this Agreement or under any other agreement now existing or hereafter entered into between the Borrower and the Bank.

     6.03 REQUIRE PAYMENT. Require the Borrower to pay immediately to the Bank, for application against drawings under any outstanding Letters of Credit, the outstanding principal amount of any such Letters of Credit which have not expired. Any portion of the amount so paid to the Bank which is not applied to satisfy draws under any such Letters of Credit or any other obligations of the Borrower to the Bank shall be repaid to the Borrower without interest.

     6.04 TERMINATION. Terminate this Agreement as to any future obligation of the Bank without affecting the Borrower's obligations to the Bank or the Bank's rights and remedies under this Agreement or under any other document, instrument or agreement for borrowed money.

     6.05 NON-EXCLUSIVITY OF REMEDIES. Exercise one or more of the Bank's rights set forth herein or seek such other rights or pursue such other remedies as may be provided by law, in equity or in any other agreement now existing or hereafter entered into between the Borrower and the Bank for borrowed money, or otherwise.


                                   SECTION VII
                            MISCELLANEOUS PROVISIONS

     7.01 DEFAULT INTEREST RATE. The Borrower shall pay to the Bank interest on any indebtedness or amount payable under this Agreement and pursuant to the terms of the Application, from the date that such indebtedness was demanded to be due until paid in full, at a rate which is 2% in excess of the Bank's Reference Rate, which is defined as, a variable rate equivalent to an index for a variable interest rate which is quoted, published or announced from time to time by Bank as its reference rate (and as to which loans may be made by Bank, at, below or above such reference rate).

     7.02 ACCOUNTING AND OTHER TERMS. All references to financial statements, assets, liabilities and similar accounting terms not specifically defined in this Agreement shall mean such financial statements prepared and such terms determined in accordance with generally accepted accounting principles consistently applied or in accordance with statutory accounting principles where appropriate. Except where otherwise specified in this Agreement, all financial data submitted or to be submitted to the Bank pursuant to this Agreement shall be prepared in accordance with generally accepted accounting principles consistently applied or in accordance with statutory accounting principles where appropriate. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the California Uniform Commercial Code.

     7.03 RELIANCE. Each warranty, representation, covenant and agreement contained in this Agreement shall be conclusively presumed to have been relied upon by the Bank regardless of any investigation made or information possessed by the Bank and shall be cumulative and in addition to any other warranties, representations, covenants or agreements which the Borrower shall now or hereafter give, or cause to be given, to the Bank.

     7.04 ATTORNEY'S FEES. In the event of any action in relation to this Agreement or any document, instrument or agreement executed with respect to, evidencing or securing the indebtedness hereunder, the prevailing party, in addition to all other sums to which it may be entitled, shall be entitled to reasonable attorneys' fees.

     7.05 NOTICES. All notices, payments, requests, information and demands which either party hereto may desire, or may be required to give or make to the other party shall be given or made to such party by hand delivery or through deposit in the United States mail, postage prepaid, by overnight courier, or by Western Union telegram, addressed to the address set forth below such party's signature to this Agreement or to such other address as may be specified from time to time in writing by either party to the other.

     7.06 WAIVER. Neither the failure nor delay by the Bank in exercising any right hereunder or under any document, instrument or agreement mentioned herein shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any document, instrument or agreement mentioned herein preclude other or further exercise thereof or the exercise of any other right; nor shall any waiver of any right or default hereunder or under any other document, instrument or agreement mentioned herein constitute a waiver of any other right or default or constitute a waiver of any other default of the same or any other term or provision.

     7.07 CONFLICTING PROVISIONS. To the extent that any of the terms or provisions contained in this Agreement are inconsistent with those contained in any other document, instrument or agreement executed pursuant hereto, the terms and provisions contained herein shall control. Otherwise, such provisions shall be considered cumulative.

     7.08 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the Bank's prior written consent. The Bank may sell, assign or grant participations in all or any portion of its rights and benefits hereunder. The Borrower agrees that, in connection with any such sale, grant or assignment, the Bank may deliver to the prospective buyer, participant or assignee financial statements and other relevant information relating to the Borrower.

     7.09 JURISDICTION. This Agreement, the Application, and any documents, instruments or agreements mentioned or referred to herein shall be governed by and construed according to the laws of the State of California except as otherwise specifically provided herein with respect to certain Letters of Credit.

     7.10 HEADINGS. The headings set forth herein are solely for the purpose of identification and have no legal significance.

     7.11 ENTIRE AGREEMENT. This Agreement and any applications for the Letters of Credit shall constitute the entire and complete understanding of the parties with respect to the transactions contemplated hereunder. All previous conversations, memoranda and writings between the parties or pertaining to the transactions contemplated hereunder that are not

/ /

/ /

/ /

/ /

/ /

/ /

/ /

/ /

/ /
incorporated or referenced in this Agreement or any applications for the Letters of Credit are superseded hereby.


     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first hereinabove written.

BANK:                                        BORROWER:

SANWA BANK CALIFORNIA                        ZENITH INSURANCE COMPANY



By:     \John C. Hyche\                 By:        \Stanley R. Zax\
   ----------------------------------      ------------------------------------
Title:   Vice President                 Title: Chairman of the Board and
      -----------------------------            President
                                               --------------------------------

Address:


Insurance and Financial Services W8-6
601 S. Figueroa Street                            21255 Califa Street
Los Angeles, CA  90017                            Woodland Hills, CA  91367

        EXHIBIT A:  ATTACHMENT TO LETTER OF CREDIT APPLICATION (ID-100S)
                    (Any State Except California & Louisiana)

Applicant :  Zenith Insurance Company     Amount:  ____________________________*

LETTER OF CREDIT WHEN ISSUED TO BE WORDED AS FOLLOWS,  QUOTE:
                                                       ------
Date: _______________________                              Sanwa Bank California
                                                 International Department #3560
Irrevocable Clean Standby Letter                   601 S. Figueroa Street (W6-1)
of Credit No. ________________                             Los Angeles, CA 90017

Beneficiary:
________________________________________________________________________*
_________________________________________________________________________
_________________________________________________________________________
_________________________________________________________________________


Expiry Date / Place: __________________________________________*  / in Los
Angeles at our counters

We have established this clean, irrevocable, and unconditional Standby Letter of Credit in your favor as beneficiary for drawings up to U.S. $ __________________ _____________________________* , effective immediately. This letter of credit is issued, presentable and payable at our office at Sanwa Bank California, International Department #3560, 601 South Figueroa St.(W6-1), Los Angeles, California 90017 and expires with our close of business on _____________________ ____________________________________________________*. Except when the amount of this letter of credit is increased, this credit can not be modified or revoked without your consent.

The term "Beneficiary" includes any successor by operation of law of the named Beneficiary including without limitation any such liquidator, rehabilitator, receiver or conservator. Drawings by any liquidator, rehabilitator, receiver, or conservator shall be for the benefit of all the Beneficiary's policyholders.

We hereby undertake with you to honor your sight draft(s) drawn on us under and in compliance with this credit, indicating our Credit No.___________________, for all or any part of this credit upon presentation of your draft drawn on us at our office specified in paragraph one on or before the expiration date hereof or any automatically extended expiration date when accompanied by this original Letter of Credit.

Except as expressly stated herein, this undertaking is not subject to any agreement, requirement, or qualification. The obligation of Sanwa Bank California under this Credit is the individual obligation of Sanwa Bank California and is in on way contingent upon reimbursement with respect thereto, or upon our ability to perfect any lien, security interest or any other reimbursement.

This Letter of Credit is deemed to be automatically extended without amendment for one year from the expiration date or any future expiration date, unless thirty (30) or more days prior to any such expiration date, Sanwa Bank California notifies you at the above addresses by registered mail, certified mail, or courier service that this letter of credit will not be renewed for any such additional period.

This Letter of Credit is subject to and governed by the Laws of the State of ______________________* and the Uniform Customs and Practice for Documentary Credits ("UCP") of the International Chamber of Commerce in effect on the date of the issuance hereof and in the event of any conflict the laws of _______________________* will control. If this credit expires during an interruption of business as described in Article 19 of UCP 400 or Article 17 of UCP 500, the Bank hereby specifically agrees to effect payment if this Credit is drawn against within 30 days after bank's resumption of business.

For identification/information purposes only without affecting the terms of the Letter of Credit, beneficiary's state of Domicile is ______________________
_________________________________________*  .                          UNQUOTE.

_________________________________    ___________________________________________
Account Officer - Sanwa Bank            Authorized Signature - Zenith Insurance
California                              Company

* Must be completed and in agreement with Application for Standby Letter of Credit (ID-100S)

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